UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 16, 2004

PRIMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its chapter)

Delaware

(State or other jurisdiction of incorporation or organization)

Delaware	333-46494	36-4170318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18881 Von Karman Avenue
Suite 500
Irvine, California  92612

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:   (949) 260-1500

Primal Solutions, Inc.  •  18881 Von Karman Avenue, Suite 500  •  Irvine, CA  92612

949. 260. 1500  •  949. 260. 1515 fax  •  www.primal.com

Item 7.           Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1 Press Release dated June 16, 2004, attached hereto.

Item 9.           Regulation FD Disclosures.

On June 16, 2004, Primal Solutions, Inc. (the “Company”) issued a press release announcing the consummation of a private placement of its common stock and warrants to raise approximately $3.3 million in gross proceeds from institutional and accredited investors.  A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2004	PRIMAL SOLUTIONS, INC.

	By:	/s/ Joseph R. Simrell
Joseph R. Simrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated June 16, 2004